Exhibit 99.1

BioSig to Host Conference Call to Unblind Clinical Data Collected with its Signal Processing Technology for Arrhythmia Care

●	Company to present results from PURE EP 2.0 Study - a multi-center, blinded, and randomized clinical trial
●	Leading physicians evaluated signal data recorded during 51 cardiac ablation procedures across three medical centers of excellence

Westport, CT, July 12, 2021 — BioSig Technologies, Inc. (Nasdaq: BSGM) (“BioSig” or the “Company”), a medical technology company commercializing an innovative signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that it would host a call to discuss the recent conclusions of its PURE EP™ 2.0 study, which enrolled 51 patients at Texas Cardiac Arrhythmia Institute at St. David’s Medical Center in Austin, TX, Mayo Clinic Florida Campus in Jacksonville, FL and Massachusetts General Hospital in Boston, MA.

BioSig’s leadership will present during the briefing, followed by a Q&A session.

Conference Call Details:

Date: Monday, July 26, 2021

Time: 2:30 PM Eastern Time (ET)

Toll-free dial-in number for U.S. callers: 877-407-8293

Toll dial-in number for U.S. and international callers: +1 201-689-8349

Webcast: https://event.webcasts.com/starthere.jsp?ei=1479482&tp_key=f08bc38a33

A replay will be available until August 9, 2021. To access the replay, please dial 877-660-6853 or 201-612-7415 in the U.S. and +1 201-612-7415 for international callers. The conference ID# is 13721285.

The Company completed enrollments in the trial in April 2021. The PURE EP™ is a non-invasive class II device that aims to drive procedural efficiency and efficacy in electrophysiology. To date, more than 50 physicians have completed over 1000 patient cases with the PURE EP™ System across twelve clinical sites.

Previously, the Company announced its plans to exhibit at the annual Heart Rhythm 2021 convention on July 28-29, 2021. BioSig’s conference program includes two clinical and scientific presentations and the demonstration of the latest software features of its PURE EP™ System. In addition, the Company announced that the PURE EP™ System would be featured during the 2021 Stanford Biodesign New Arrhythmia Technologies Retreat on July 27, 2021.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, the PURE EP™, System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133